Exhibit 99.3

WINDSTREAM TO SPIN OFF ASSETS INTO PUBLICLY TRADED REIT

windstream.

To stay ahead of the fast-changing service needs of our customers – whether in broadband, cloud computing or IP-based services – Windstream is planning to spin off certain telecommunications assets, including fiber, copper and other fixed assets, into an independent, publicly traded real estate investment trust (REIT). The transaction will allow Windstream to accelerate network investments, provide enhanced services to customers and maximize shareholder value.

REIT

A publicly traded company that owns and operates income-producing real estate.

REITs distribute 90% of their annual taxable income as a dividend.

Windstream Details

Advanced network communications service provider

Management

Jeffrey T. Hinson
Board Chairman

Jeff Gardner
President & CEO

Employees
13,000

Stock symbol
WIN

Windstream ← LONG-TERM MASTER LEASE → **The REIT**

Initial estimated rent payment of $650 million per year

REIT Details

Certain assets, including fiber, copper and other fixed assets

Management

Francis X. "Skip" Frantz
Board Chairman

Tony Thomas
CEO

Employees
~25

Stock symbol
TBD

KEY TRANSACTION FACTS

Operational

- Windstream will be the REIT's anchor tenant and will lease the assets to operate and maintain the network; over time, the REIT will have strong growth opportunities through lease escalation, capital investment and acquisitions
- No changes will be made to customers' service as a result of the transaction
- Windstream will continue to have sole responsibility for meeting its existing regulatory obligations

Financial

- Provides attractive aggregate dividend of $.70, with majority paid by the REIT
- The REIT will raise approximately $3.5 billion in new debt to repay existing Windstream debt; Windstream will deleverage immediately to 3.3x
- Combination of REIT distribution requirements and single-level tax treatment leads to additional value for shareholders

FOUNDATION OF STRENGTH

- Windstream continues its transformation into an advanced communications and technology services company
- Roughly two-thirds of capital invested directed toward growth initiatives to enhance network capabilities
- Windstream has the 5th largest fiber network in the U.S.
- Capital efficient, high cash flow business model
- 73% — Windstream has elevated business services and consumer broadband to 73% of the company's total revenue

CORE BENEFITS

- Makes Windstream a more nimble competitor and better positioned to advance in a fast-changing communications marketplace
- Enables Windstream to accelerate broadband investments, transition faster to an IP network and deliver growth more quickly in order to better serve customers
- Aligns strategic objectives and creates new opportunities for both companies to maximize shareholder value

INVESTORS

- Windstream will have increased flexibility to invest in growth initiatives and further reduce leverage while the REIT will be capitalized to ensure strong returns to shareholders, with an ability to deliver growth over time
- Generates additional free cash flow
- Modestly increases WIN capex intensity to ~13-15% to enable growth and enhanced services to customers
- Enables debt reduction of $3.2 billion via a debt-for-debt exchange and a distribution from the REIT to Windstream

CUSTOMERS

- In a rapidly shifting communications landscape, addresses fast-changing needs of consumer and business customers
- Enables the acceleration of Windstream's network investments that will offer faster broadband speeds, a faster transition to IP and more robust performance for customers
- The transition will be seamless for customers

EMPLOYEES

- Drives Windstream's vision to become the premier enterprise communications and services provider
- The separation will accelerate Windstream's transformation and improve the company's competitive position
- There will be no change to employee roles and responsibilities
- Over time, a stronger, more competitive company will create better opportunities for employees

LOOKING FORWARD…

2015

The IRS has already provided a favorable Private Letter Ruling with respect to this transaction.
This transaction is subject to the customary regulatory approval process and is anticipated to close in the first quarter of 2015.

www.Windstream.com